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                                                                  EXHIBIT 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the NeXstar Pharmaceuticals, Inc. 1993 Incentive Stock Plan, NeXstar Pharmaceuticals, Inc. 1995 Director Option Plan and Vestar, Inc. 1998 Stock Option Plan of our report dated January 21, 1999, with respect to the consolidated financial statements of Gilead Sciences, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                         /s/ ERNST & YOUNG LLP


Palo Alto, California
August 6, 1999